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                                                                    Exhibit 23.6

               [LETTERHEAD OF DUSSELDORFER TREUHAND-GESELLSCHAFT
                             ALTENBURG & TEWES AG]

                       Consent of Independent Accountants


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No. 33-62333) of Geotek Communications, Inc. (the "Company") of our report dated September 6, 1994, on our audit of the financial statements of DBF Bundelfunk GmbH & Co. Betriebs-KG as of December 31, 1993, and for the year ended December 31, 1993, which report appears in the Company's Current Report on Form 8-K dated August 2, 1994, as amended.

Dusseldorf, September 18, 1995


DUSSELDORFER TREUHAND-GESELLSCHAFT
ALTENBURG & TEWES AG
WIRTSCHAFTSPRUFUNGSGESELLSCHAFT
STEUERBERATUNGSGESELLSCHAFT

/s/ Berg                 /s/ Spielberg
----------------         --------------------
    Berg                     Spielberg
Wirtschaftsprufer        Wirtschaftsprufer